SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ALLY FINANCIAL INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	38-0572512
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Renaissance Center, P.O. Box 200 Detroit, MI	48265-2000
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-173198

                                                                                                                                                                      (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1:	Description of Registrant’s Securities to be Registered

The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock, par value $0.01 per share (the “Common Stock”) in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-173198) (the “Registration Statement on Form S-1”) filed with the Securities and Exchange Commission (the “Commission”) on March 27, 2014, as amended, and the description under the heading “Description of Capital Stock” in the Registrant’s final Prospectus relating to the Common Stock filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by reference.

Item 2:	Exhibits

The following exhibits have been filed with the Securities and Exchange Commission:

1.	Form of Common Stock Certificate, incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1.

2.	Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1.

3.	Amended and Restated By-laws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1.

4.	Form of Indenture dated as of July 1, 1982, between the Company and Bank of New York (Successor Trustee to Morgan Guaranty Trust Company of New York), relating to Debt Securities (Filed as Exhibit 4(a) to the Company’s Registration Statement No. 2-75115, incorporated herein by reference).

5.	Form of First Supplemental Indenture dated as of April 1, 1986, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(g) to the Company’s Registration Statement No. 33-4653, incorporated herein by reference)

6.	Form of Second Supplemental Indenture dated as of June 15, 1987, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(h) to the Company’s Registration Statement No. 33-15236, incorporated herein by reference)

7.	Form of Third Supplemental Indenture dated as of September 30, 1996, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(i) to the Company’s Registration Statement No. 333-33183, incorporated herein by reference)

8.	Form of Fourth Supplemental Indenture dated as of January 1, 1998, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(j) to the Company’s Registration Statement No. 333-48705, incorporated herein by reference)

9.	Form of Fifth Supplemental Indenture dated as of September 30, 1998, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(k) to the Company’s Registration Statement No. 333-75463, incorporated herein by reference)

10.	Amended and Restated Indenture, dated March 1, 2011, between the Company and The Bank of New York Mellon (Filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated as of March 4, 2011 (File No. 1-3754), incorporated herein by reference)

11.	Second Amended and Restated Declaration of Trust by and between the trustees of each series of GMAC Capital Trust I, the Company, as Sponsor, and by the holders, from time to time, of undivided beneficial interests in the relevant series of GMAC Capital Trust I, dated as of March 1, 2011 (Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated as of March 4, 2011 (File No. 1-3754), incorporated herein by reference)

12.	Series 2 Trust Preferred Securities Guarantee Agreement between the Company and The Bank of New York Mellon, dated as of March 1, 2011 (Filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K dated as of March 4, 2011 (File No. 1-3754), incorporated herein by reference)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Ally Financial Inc.

By:	/s/ Cathy L. Quenneville
Name:	Cathy L. Quenneville
Title:	Secretary

Date: April 8, 2014

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